Exhibit 99

FOR RELEASE –– JULY 26, 2017

Corning Reports Strong Second-Quarter Results

Strategy and Capital Allocation Framework continues to deliver value to shareholders

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced results for second-quarter 2017.

News Summary:

•

Excellent second-quarter results demonstrate the company’s continued positive momentum: GAAP and core sales both up 6% year over year to $2.5 billion and $2.6 billion respectively; both GAAP and core EPS were $0.42 for the second quarter and both were up sequentially

•

Strong business-segment performance: year-over-year sales increases of 13% in Optical Communications and 27% in Specialty Materials; Display Technologies’ sequential glass price declines moderated further and glass volume was up as expected

•	Company remains on track to deliver full-year business objectives and Strategy and Capital Allocation Framework goals
•	Ongoing progress on Strategy and Capital Allocation Framework initiatives:
Returned $7.4 billion to shareholders since October 2015, while investing for sustained leadership and growth

Focused and cohesive portfolio continues to create significant value for shareholders and delight customers, including recent introduction of Corning Valor™ Glass, a revolutionary new pharmaceutical glass packaging solution

“We are very pleased with our first-half performance and we remain on track to achieve our Strategy and Capital Allocation Framework goals,” Wendell P. Weeks, chairman, chief executive officer and president, said. “Our focused and cohesive portfolio continues to deliver innovative solutions that help our customers address their toughest challenges. Corning Valor™ Glass, a remarkable pharmaceutical packaging solution that helps protect patients and improves pharmaceutical manufacturing, is a great example of how we work with industry leaders like Merck and Pfizer to create breakthrough innovations.”

Strategy and Capital Allocation Framework Progress

Corning’s Strategy and Capital Allocation Framework defines the company’s leadership priorities through 2019. The Framework is designed to create significant value for shareholders by focusing the company’s portfolio and leveraging its financial strength. Corning has made significant progress on its goal to return more than $12.5 billion to shareholders through 2019. In the second quarter, the company returned nearly $800 million through dividends and share buybacks. Since the Framework was announced in October 2015, the company has returned $7.4 billion to shareholders. Corning is also investing approximately $10 billion in growth and sustained leadership.

“Corning creates value by inventing category-defining products, developing scalable manufacturing platforms, and building strong, trust-based relationships with customers who are leaders in their industries,” Weeks said. “In addition to the announcement of Corning Valor™ Glass packaging with Merck and Pfizer last week, Verizon and Apple also announced important collaborations with us during the second quarter. These votes of confidence underscore how vital Corning’s capabilities are to our customers’ ecosystems, which bodes well for our future growth.”

© 2017 Corning Incorporated. All Rights Reserved.

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Corning Reports Strong Second-Quarter Results

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Second-Quarter 2017 Results and Comparisons (In millions, except per-share amounts)

	Q2 2017	Q1 2017	% change	Q2 2016	% change
GAAP Net Sales	$2,497	$2,375	5%	$2,360	6%
GAAP Net Income*	$439	$86	410%	$2,207	(80%)
GAAP EPS*	$0.42	$0.07	500%	$1.87	(78%)
Core Sales**	$2,590	$2,485	4%	$2,440	6%
Core Earnings**	$431	$407	6%	$434	(1%)
Core EPS**	$0.42	$0.39	8%	$0.37	14%

*Second-quarter 2016 GAAP Net Income and EPS included a one-time $2.7 billion non-taxable gain on strategic realignment of Dow Corning.

**Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen and Korean won foreign exchange rates, as well as other items that do not reflect ongoing operations of the company. Corning does not forecast the movement of the Japanese yen against the U.S. dollar or other items that do not reflect ongoing operations. As a result, the company is unable to provide guidance on a GAAP basis. See “Use of Non-GAAP Financial Measures” for details on core performance measures.

Segment Results and Outlook

Display Technologies:

	Q2 2017	Q1 2017	% change	Q2 2016	% change
GAAP Net Sales	$748	$736	2%	$801	(7%)
GAAP Net Income	$211	$249	(15%)	$204	3%
Core Sales**	$841	$846	(1%)	$880	(4%)
Core Earnings**	$240	$256	(6%)	$237	1%

NOTE: In all segments except the Display Technologies segment, core net sales are consistent with GAAP net sales. Because a significant portion of Display Technologies’ sales are denominated in Japanese yen, this segment’s net sales are adjusted to remove the impact of translating yen into U.S. dollars.

In the second quarter, Display Technologies reported strong results, with core sales of $841 million and core earnings of $240 million. Compared with the first quarter, the LCD glass market and Corning’s volume were up by a low-single digit percentage. LCD glass prices declined moderately, and substantially less than the first quarter.

In the third quarter, the overall LCD glass market and Corning’s volume are expected to increase by a low single-digit percentage sequentially. Sequential glass price declines should be moderate and similar to the second-quarter sequential decline.

“For the year, we anticipate glass demand will be up by a mid-single digit percentage, in line with the overall market. We expect glass prices to decline 10% or less this year,” Tony Tripeny, senior vice president and chief financial officer, said.

© 2017 Corning Incorporated. All Rights Reserved.

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Corning Reports Strong Second-Quarter Results

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Optical Communications:

	Q2 2017	Q1 2017	% change	Q2 2016	% change
GAAP Net Sales	$882	$818	8%	$782	13%
GAAP Net Income	$101	$82	23%	$77	31%
Core Earnings**	$108	$93	16%	$86	26%

Optical Communications sales in the second quarter rose 13% year over year. The increase was driven by continued strong demand in the North American fiber-to-the-home market. In the third quarter, sales are expected to be up more than 10% on a year-over-year basis.

Environmental Technologies:

	Q2 2017	Q1 2017	% change	Q2 2016	% change
GAAP Net Sales	$263	$275	(4%)	$259	2%
GAAP Net Income	$32	$31	3%	$37	(14%)
Core Earnings**	$32	$37	(14%)	$37	(14%)

In Environmental Technologies, second-quarter sales increased 2% year over year, led by worldwide growth in the auto market and additional business wins. For the third quarter, sales are expected to increase by a low single-digit percentage compared to the same period a year ago.

Specialty Materials:

	Q2 2017	Q1 2017	% change	Q2 2016	% change
GAAP Net Sales	$337	$300	12%	$266	27%
GAAP Net Income	$56	$48	17%	$38	47%
Core Earnings**	$58	$48	21%	$48	21%

Specialty Materials second-quarter segment sales rose 27% year over year, led by stronger Gorilla Glass shipments. For the third quarter, the sales growth rate is expected to increase by a low-to-mid teen percentage.

Life Sciences:

	Q2 2017	Q1 2017	% change	Q2 2016	% change
GAAP Net Sales	$221	$210	5%	$215	3%
GAAP Net Income	$14	$17	(18%)	$17	(18%)
Core Earnings**	$19	$20	(5%)	$21	(10%)

In Life Sciences, second-quarter sales increased $6 million on a year-over-year basis. For the third quarter, sales are expected to grow by a low single-digit percentage on a year-over-year basis.

© 2017 Corning Incorporated. All Rights Reserved.

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Corning Reports Strong Second-Quarter Results

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Conclusion

“Our strong first-half performance gives us confidence that we will meet our full-year business objectives,” Tripeny said. “Our portfolio includes five very powerful market-access platforms and we are beating our competition in each. Our commitment to innovation and lowest-cost manufacturing gives us a significant competitive edge. And we continue to demonstrate that we are successfully leveraging our strong customer relationships across all of our platforms.”

Upcoming Investor Events

Corning will attend the Jeffries 2017 Semiconductor, Hardware and Communications Infrastructure Summit on Aug. 30 in Chicago, and the 2017 Citi Global Technology Conference on Sept. 7 in New York City.

Second-Quarter Conference Call Information

The company will host a second-quarter conference call on Wednesday, July 26, at 8:30 a.m. EDT. To participate, please call toll free (800) 230-1074 or for international access call (612) 288-0329 approximately 10-15 minutes prior to the start of the call. The host is “NICHOLSON”. To listen to a live audio webcast of the call, go to Corning’s website at www.corning.com/investor_relations, click “Events” and follow the instructions. A replay will be available beginning at 11 a.m. EDT and will run through 5 p.m. EDT, Wednesday, August 9, 2017. To listen, dial (800) 475-6701 or for international access dial (320) 365-3844. The access code is 426629. The webcast will be archived for one year following the call.

Presentation of Information in this News Release

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the company’s website by going to the Investor Relations page and clicking “Financial Highlights” under the “Performance” tab. These reconciliations also accompany this news release.

Caution Concerning Forward-Looking Statements

This press release contains "forward-looking statements" – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. These forward-looking statements relate to, among other things, the company’s future operating performance, the company's share of new and existing markets, the company's revenue and earnings growth rates, the company’s ability to innovate and commercialize new products, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.

© 2017 Corning Incorporated. All Rights Reserved.

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Corning Reports Strong Second-Quarter Results

Page Five

In this context, forward-looking statements often contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target”. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business, and key performance indicators that impact the company, actual results could differ materially. The company does not undertake to update forward-looking statements. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; unanticipated disruption to equipment, facilities, or operations; facility expansions and new plant start-up costs; our ability to pace capital spending to anticipated levels of customer demand; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; our capital allocation plans, as such plans may change including with respect to the timing and size of share repurchases, acquisitions, joint ventures, dispositions and other strategic actions; and the effectiveness of our risk management framework.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in the annual reports on Form 10-K and quarterly reports on Form 10-Q.

Digital Media Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it intends to use its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a 166-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramics science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries.

Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping our customers capture new opportunities in dynamic industries. Today, Corning's markets include optical communications, mobile consumer electronics, display technology, automotive, and life sciences vessels. Corning's industry-leading products include damage-resistant cover glass for mobile devices; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for state-of-the-art communications networks; trusted products to accelerate drug discovery and delivery; and clean-air technologies for cars and trucks.

© 2017 Corning Incorporated. All Rights Reserved.

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Corning Reports Strong Second-Quarter Results

Page Six

Media Relations Contact:

Daniel Collins

(607) 974-4197

collinsdf@corning.com

Investor Relations Contact:

Ann H.S. Nicholson

(607) 974-6716

nicholsoas@corning.com

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net sales	$2,497	$2,360	$4,872	$4,407
Cost of sales	1,512	1,409	2,930	2,692

Gross margin	985	951	1,942	1,715

Operating expenses:
Selling, general and administrative expenses	379	499	695	802
Research, development and engineering expenses	207	192	407	382
Amortization of purchased intangibles	18	15	35	29
Restructuring, impairment and other charges		(2)		78

Operating income	381	247	805	424

Equity in earnings of affiliated companies	37	41	117	100
Interest income	11	6	23	12
Interest expense	(38)	(40)	(75)	(81)
Translated earnings contract gain (loss), net	219	(1,201)	(219)	(2,058)
Gain on realignment of equity investment		2,676		2,676
Other expense, net	(18)	(26)	(39)	(42)

Income before income taxes	592	1,703	612	1,031
(Provision) benefit for income taxes	(153)	504	(87)	808

Net income attributable to Corning Incorporated	$439	$2,207	$525	$1,839

Earnings per common share attributable to Corning Incorporated:
Basic	$0.46	$2.06	$0.52	$1.66
Diluted	$0.42	$1.87	$0.50	$1.53

Dividends declared per common share	$0.155	$0.135	$0.31	$0.27

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except per share amounts)

	June 30,	December 31,
	2017	2016
Assets

Current assets:
Cash and cash equivalents	$4,189	$5,291
Trade accounts receivable, net of doubtful accounts and allowances	1,640	1,481
Inventories, net of inventory reserves	1,616	1,471
Other current assets	986	805
Total current assets	8,431	9,048

Investments	348	336
Property, plant and equipment, net of accumulated depreciation	13,060	12,546
Goodwill, net	1,608	1,577
Other intangible assets, net	842	796
Deferred income taxes	2,651	2,325
Other assets	890	1,271

Total Assets	$27,830	$27,899

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$631	$256
Accounts payable	1,096	1,079
Other accrued liabilities	1,081	1,416
Total current liabilities	2,808	2,751

Long-term debt	3,302	3,646
Postretirement benefits other than pensions	712	737
Other liabilities	2,928	2,805
Total liabilities	9,750	9,939

Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1,705 million and 1,691 million	852	846
Additional paid-in capital – common stock	13,962	13,695
Retained earnings	17,303	16,880
Treasury stock, at cost; Shares held: 803 million and 765 million	(15,204)	(14,152)
Accumulated other comprehensive loss	(1,201)	(1,676)
Total Corning Incorporated shareholders’ equity	18,012	17,893
Noncontrolling interests	68	67
Total equity	18,080	17,960

Total Liabilities and Equity	$27,830	$27,899

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cash Flows from Operating Activities:
Net income	$439	$2,207	$525	$1,839
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	263	280	523	561
Amortization of purchased intangibles	18	15	35	29
Restructuring, impairment and other charges		(2)		78
Equity in earnings of affiliated companies	(37)	(41)	(117)	(100)
Dividends received from affiliated companies	33	20	67	20
Deferred tax provision (benefit)	45	(553)	(76)	(898)
Translated earnings contract (gain) loss	(219)	1,201	219	2,058
Unrealized translation gains on transactions	(127)	(1)	(194)	(124)
Gain on realignment of equity investment		(2,676)		(2,676)
Changes in certain working capital items:
Trade accounts receivable	(44)	(124)	(98)	(103)
Inventories	(61)	(24)	(110)	(66)
Other current assets	(40)	5	(100)	(71)
Accounts payable and other current liabilities	(87)	187	(317)	(103)
Other, net	97	41	114	11
Net cash provided by operating activities	280	535	471	455

Cash Flows from Investing Activities:
Capital expenditures	(397)	(263)	(761)	(533)
Acquisition of business, net of cash received	(3)	(279)	(38)	(279)
Cash received on realignment of equity investment		4,818		4,818
Short-term investments – acquisitions				(20)
Short-term investments – liquidations	29		29	121
Realized gains on translated earnings contracts	69	52	149	145
Other, net	(6)	(14)	(13)	(14)
Net cash used in investing activities	(308)	4,314	(634)	4,238

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt				(64)
Principal payments under capital lease obligations	(1)		(1)	(1)
Payments of employee withholding tax on stock awards	(9)	(9)	(11)	(12)
Proceeds from issuance of commercial paper		(249)		(230)
Proceeds from the exercise of stock options	70	18	252	27
Repurchases of common stock for treasury	(645)	(812)	(1,045)	(1,515)
Dividends paid	(165)	(167)	(333)	(340)
Net cash used in financing activities	(750)	(1,219)	(1,138)	(2,135)
Effect of exchange rates on cash	123	(26)	199	86
Net decrease in cash and cash equivalents	(655)	3,604	(1,102)	2,644
Cash and cash equivalents at beginning of period	4,844	3,540	5,291	4,500
Cash and cash equivalents at end of period	$4,189	$7,144	$4,189	$7,144

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of basic and diluted earnings per common share (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income attributable to Corning Incorporated	$439	$2,207	$525	$1,839
Less: Series A convertible preferred stock dividend	24	24	49	49
Net income available to common stockholders – basic	415	2,183	476	1,790
Add: Series A convertible preferred stock dividend	24	24	49	49
Net income available to common stockholders - diluted	$439	$2,207	$525	$1,839

Weighted-average common shares outstanding - basic	908	1,059	917	1,081
Effect of dilutive securities:
Stock options and other dilutive securities	11	8	11	8
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	1,034	1,182	1,043	1,204
Basic earnings per common share	$0.46	$2.06	$0.52	$1.66
Diluted earnings per common share	$0.42	$1.87	$0.50	$1.53

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Core earnings attributable to Corning Incorporated	$431	$434	$838	$774
Less: Series A convertible preferred stock dividend	24	24	49	49
Core earnings available to common stockholders - basic	407	410	789	725
Add: Series A convertible preferred stock dividend	24	24	49	49
Core earnings available to common stockholders - diluted	$431	$434	$838	$774

Weighted-average common shares outstanding - basic	908	1,059	917	1,081
Effect of dilutive securities:
Stock options and other dilutive securities	11	8	11	8
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	1,034	1,182	1,043	1,204
Core basic earnings per common share	$0.45	$0.39	$0.86	$0.67
Core diluted earnings per common share	$0.42	$0.37	$0.80	$0.64

© 2017 Corning Incorporated. All Rights Reserved.

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Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at core performance measures.  We believe reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Corning has adopted the use of constant currency reporting for the Japanese yen and South Korean won, and uses an internally derived yen-to-dollar management rate of ¥99 and won-to-dollar management rate of ₩1,100.

Net sales, equity in earnings of affiliated companies and net income are adjusted to exclude the impacts of changes in the Japanese yen and the South Korean won, gains and losses on our foreign currency hedges related to translated earnings, acquisition-related costs, discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Management’s discussion and analysis on our reportable segments has also been adjusted for these items, as appropriate.  These measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as, a substitute for GAAP reporting measures.  Corning does not forecast the movement of the Japanese yen and South Korean won against the U.S. dollar, or other items that do not reflect ongoing operations.  As a result, the company is unable to provide forward-looking information on a GAAP basis.

© 2017 Corning Incorporated. All Rights Reserved.

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Items which we exclude from GAAP measures to arrive at Core performance measures are as follows:

(1)	Constant-currency adjustments:

Constant-yen:  Because a significant portion of Display Technologies segment revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings of translating yen into dollars.  Presenting results on a constant-yen basis mitigates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  As of January 1, 2015, we used an internally derived management rate of ¥99, which is closely aligned to our current yen portfolio of foreign currency hedges, and have recast all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

Constant-won:  Because a significant portion of  Corning Precision Materials’ costs are denominated in Korean won, management believes it is important to understand the impact on core earnings from translating won into dollars.  Presenting results on a constant-won basis mitigates the translation impact of the Korean won, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts without the variability caused by the fluctuations caused by changes in the rate of this currency.  We use an internally derived management rate of ₩1,100, which is consistent with historical prior period averages of the won.

(2)	Translated earnings contract loss: We have excluded the impact of the gains and losses of our foreign currency hedges related to translated earnings for each period presented.
(3)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(4)

Discrete tax items and other tax-related adjustments:  This represents the removal of discrete adjustments attributable to changes in tax law and changes in judgment about the realizability of certain deferred tax assets, as well as other non-operational tax-related adjustments.

(5)	Litigation, regulatory and other legal matters: Includes amounts related to legal matters.
(6)

Restructuring, impairment and other charges:  This amount includes restructuring, impairment and other charges, including goodwill impairment charges and other expenses and disposal costs not classified as restructuring expense.

(7)

Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(8)	Impacts from the acquisition of Samsung Corning Precision Materials: This amount primarily represents fair value adjustments to the indemnity asset related to contingent consideration.
(9)

Pension mark-to-market adjustment:  Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

(10)	Gain on realignment of equity investment: Gain recorded upon the completion of the strategic realignment of our ownership interest in Dow Corning.
(11)

Taiwan power outage:  Impact of the power outage that temporarily halted production at our Tainan, Taiwan manufacturing location in the second quarter of 2016.  The impact includes asset write-offs and charges for facility repairs, offset somewhat by partial reimbursement through our insurance program.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended June 30, 2017

(Unaudited; amounts in millions, except per share amounts)

			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share

As reported	$2,497	$37	$592	$439	25.8%	$0.42
Constant-yen (1)	93	1	86	64		0.06
Constant-won (1)			(5)	(4)
Translated earnings contract loss (2)			(216)	(136)		(0.13)
Acquisition-related costs (3)			17	12		0.01
Discrete tax items and other tax-related adjustments (4)				21		0.02
Restructuring, impairment and other charges (6)			40	27		0.03
Impacts from the acquisition of Samsung Corning Precision Materials (8)			(2)	(1)	—
Pension mark-to-market adjustment (9)			15	9		0.01
Core performance measures	$2,590	$38	$527	$431	18.2%	$0.42

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended June 30, 2016

(Unaudited; amounts in millions, except per share amounts)

			Income
			before		Effective
	Net	Equity	income	Net	tax (benefit)	Per
	sales	earnings	taxes	income	rate (a)	share

As reported	$2,360	$41	$1,703	$2,207	(29.6%)	$1.87
Constant-yen (1)	78	2	75	56		0.05
Constant-won (1)	2		(12)	(9)		(0.01)
Translated earnings contract loss (2)			1,201	758		0.64
Acquisition-related costs (3)			80	74		0.06
Discrete tax items and other tax-related adjustments (4)				(111)		(0.09)
Litigation, regulatory and other legal matters (5)			55	70		0.06
Restructuring, impairment and other charges (6)			11	7		0.01
Equity in earnings of affiliated company (7)		14	14	13		0.01
Impacts from the Acquisition of Samsung Corning Precision Materials (8)			15	12		0.01
Pension mark-to-market adjustment (9)			27	18		0.02
Gain on realignment of equity investment (10)			(2,676)	(2,676)		(2.26)
Taiwan power outage (11)			20	15		0.01
Core performance measures	$2,440	$57	$513	$434	15.4%	$0.37

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended June 30, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended			Three Months Ended
	June 30, 2017			June 30, 2016
			Selling,			Selling,
			general			general
		Gross	and		Gross	and
	Gross	margin	admin.	Gross	margin	admin.
	Margin	%	expenses	Margin	%	expenses

As reported	$985	39%	$379	$951	40%	$499
Constant-yen (1)	85			75
Constant-won (1)	(5)			(10)		(1)
Acquisition-related costs (3)				3		(62)
Litigation, regulatory and other legal matters (5)						(52)
Restructuring, impairment and other charges (6)	32		(8)	13
Impacts from the Acquisition of Samsung Corning Precision Materials (8)			2			(15)
Pension mark-to-market (9)			(15)			(27)
Taiwan power outage (11)				18

Core performance measures	$1,097	42%	$358	$1,050	43%	$342

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Display Technologies Segment

Three Months Ended June 30, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended		Three Months Ended
	June 30, 2017		June 30, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$748	$211	$801	$204
Constant-yen (1)	93	63	78	55
Constant-won (1)		(3)	1	(8)
Translated earnings contract gain (2)		(43)		(33)
Restructuring, impairment and other charges (6)		13
Impacts from the acquisition of Samsung Corning Precision Materials (8)		(1)		12
Taiwan power outage (11)				7
Core performance measures	$841	$240	$880	$237

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Optical Communications Segment

Three Months Ended June 30, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended		Three Months Ended
	June 30, 2017		June 30, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$882	$101	$782	$77
Acquisition-related costs (3)		7		9
Core performance measures	$882	$108	$782	$86

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Environmental Technologies Segment

Three Months Ended June 30, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended		Three Months Ended
	June 30, 2017		June 30, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported and Core performance measures	$263	$32	$259	$37

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Specialty Materials Segment

Three Months Ended June 30, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended		Three Months Ended
	June 30, 2017		June 30, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$337	$56	$266	$38
Restructuring, impairment and other charges (6)		2		6
Taiwan power outage (11)				4
Core performance measures	$337	$58	$266	$48

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Life Sciences Segment

Three Months Ended June 30, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended		Three Months Ended
	June 30, 2017		June 30, 2016
	Net	Net	Net	Net
	sales	income	sales	income

As reported	$221	$14	$215	$17
Acquisition-related costs (3)		3		3
Restructuring, impairment and other charges (6)		2		1
Core performance measures	$221	$19	$215	$21

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Equity in Earnings of Affiliated Companies

Three Months Ended June 30, 2017 and 2016

(Unaudited; amounts in millions)

	Three Months Ended			Three Months Ended
	June 30, 2017			June 30, 2016
			Total				Total
	Hemlock		equity	Dow	Hemlock		equity
	Semiconductor	Other	earnings	Corning (a)	Semiconductor (b)	Other	earnings

As reported	$31	$6	$37	$26	$22	$(7)	$41
Constant-yen (1)		1				2	2
Equity in earnings of affiliated companies (7)				14			14

Core Performance Measures	$31	$7	$38	$40	$22	$(5)	$57

(a)

Includes equity earnings for Dow Corning, which includes the silicones business and Hemlock Semiconductor Group, through May 31, 2106, the date of the completion of the realignment of our ownership interest in Dow Corning.

(b)	Includes equity earnings for Hemlock Semiconductor Group from the date of the realignment to June 30, 2016.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2017 Corning Incorporated. All Rights Reserved.

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Six Months Ended June 30, 2017

(Unaudited; amounts in millions)

	Three Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2017	2017

Cash flows from operating activities	$279	$470
Realized gains on translated earnings contracts	69	149
Translation gains on cash balances	128	198
Other	3	3

Adjusted cash flows from operating activities	$479	$820

© 2017 Corning Incorporated. All Rights Reserved.

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